UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2010
ALIMERA SCIENCES, INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34703 (Commission File No.)	20-0028718 (IRS Employer Identification No.)
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (678) 990-5740
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-99.1

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 16, 2010, Alimera Sciences, Inc. (the “Company”) issued a press release announcing the promotions of Richard S. Eiswirth, Jr. to Chief Operating Officer and David R. Holland to Senior Vice President of Sales and Marketing. These promotions will be effective as of August 11, 2010, the date on which they were approved by the Company’s board of directors. In addition to his new role, Mr. Eiswirth will retain his position as the Company’s Chief Financial Officer. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     As a result of these promotions, Mr. Eiswirth’s 2010 salary has been increased to $299,000 and Mr. Holland’s salary has been increased to $273,000. The compensation committee of the Company’s board of directors will continue to evaluate the compensation of the Company’s executive officers and may make further changes as it deems appropriate. The committee has engaged a compensation consultant to advise it with respect to these matters.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
99.1	Press Release of Alimera Sciences, Inc. dated August 16, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.
By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Financial Officer and Chief Operating Officer

Dated: August 16, 2010